Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Adam C. Derbyshire	Mike Freeman
	Vice President and	Director, Investor Relations and
	Chief Financial Officer	Corporate Communications
	919-862-1000	919-862-1000

SALIX PHARMACEUTICALS ANNOUNCES

1Q03 FINANCIAL RESULTS

CONFERENCE CALL AND WEBCAST

RALEIGH, NC, May 5, 2003—Salix Pharmaceuticals, Ltd. (Nasdaq:SLXP) today announced that the company will report first quarter 2003 financial results before the market opens on Wednesday, May 14, 2003.

The Company will host a conference call at 9:00 a.m. ET, on May 14, 2003. Interested parties may access the conference call by way of web cast or telephone. The live web cast will be available at http://www.salix.com. The web cast will be archived on the Company’s web site through May 20.

The telephone numbers to access the conference call are (800) 946-0786 (U.S. and Canada) or (719) 457-2662 (international.) The access code for the call is 150084. A replay of the call will be available from 12:00 noon, ET, May 14, through May 20. The telephone numbers to access the replay of the call are (888) 203-1112 (U.S. and Canada) or (719) 457-0820 (international.) The access code for the replay is 150084.

Salix Pharmaceuticals, Ltd., headquartered in Raleigh, North Carolina, develops and markets prescription pharmaceutical products for the treatment of gastrointestinal diseases. Salix’s strategy is to in-license late-stage or marketed proprietary therapeutic drugs, complete the required development and regulatory submission of these products, and market them through the Company’s 78-member gastroenterology specialty sales team. Salix trades on the Nasdaq National Market under the ticker symbol “SLXP.”

For more information please contact the Company at 919-862-1000 or visit our web site at www.salix.com. Information on our web site is not incorporated in our SEC filings.

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Please Note: This press release contains forward-looking statements regarding future events. These statements are just predictions and are subject to risks and uncertainties that could cause the actual events or results to differ materially. These risks and uncertainties include risks of regulatory review and clinical trials, intellectual property risks, the need to acquire additional products and management of rapid growth. The reader is referred to the documents that the Company files from time to time with the Securities and Exchange Commission.